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                   CERTIFICATE OF INCREASE IN THE NUMBER OF SHARES
                       OF SERIES A CONVERTIBLE PREFERRED STOCK
                                          of
                    VIRTUAL OPEN NETWORK ENVIRONMENT CORPORATION

                           Pursuant to Section 151 of the
                   General Corporation Law of the State of Delaware


              We, James F. Chen, President and Chief Executive Officer, and Charles Chen, Secretary of Virtual Open Network Environment Corporation, a corporation organized and existing under the general Corporation Law of the State of Delaware ("Corporation"), in accordance with the provisions of sections 151 and 103 thereof, do hereby certify that

              1. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation on April 4, 1996, adopted a resolution creating a series of preferred stock designated as "Series" A Convertible Preferred Stock." The number of shares constituting the Series A Convertible Preferred Stock was established by such resolution at 1,183,402. A Certificate of Designation, Preferences, and Rights of Series A Convertible Preferred Stock was duly executed, acknowledged, filed and recorded pursuant to Section 103 of the General Corporation Law of the State of Delaware.

              2. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on May 13, 1996, adopted a further resolution increasing the number of shares constituting the Series A Convertible Preferred Stock by 6,071 shares to a total of 1,189,473 shares.

              IN  WITNESS   WHEREOF,  we  have  executed   and  subscribed  this
     Certificate and do affirm the foregoing as true under the penalties of perjury this 21st day of May, 1996.


                                                /s/ James F. Chen
                                                -------------------------------
                                                JAMES F. CHEN, President and
                                                Chief Executive Officer

     Attest:

     /s/ Charles Chen
     --------------------------
     CHARLES CHEN, Secretary
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